                                                                     EXHIBIT (n)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 1999, in this Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-70287) and under the Investment Company Act of 1940 (File No. 811-09129) and related Prospectus of MuniHoldings Florida Insured Fund IV for the registration of its Auction Market Preferred Shares.


                                        ERNST & YOUNG LLP


Princeton, New Jersey
February 2, 1999